As filed with the Securities and Exchange Commission on October 14, 2009
Registration No. 333-154962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CBS CORPORATION	CBS OPERATIONS INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
04-2949533	13-3844753
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
51 West 52nd Street	51 West 52nd Street
New York, NY 10019	New York, NY 10019
(212) 975-4321	(212) 975-4321
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Louis J. Briskman, Esq.
Executive Vice President and General Counsel
CBS Corporation
51 West 52nd Street
New York, New York 10019
(212) 975-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William J. Whelan III, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by CBS Corporation.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
Title of each class of securities	to be	offering price	aggregate	registration
to be registered	registered	per unit	offering price	fee
Senior debt securities
Senior subordinated debt securities
Preferred stock, $0.001 par value
Class B Common Stock, $0.001 par value to be issued upon conversion of certain securities		(1)(2)
Class B Common Stock, $0.001 par value(3)
Warrants of CBS Corporation and, if applicable, CBS Operations Inc.
Guarantees of CBS Operations Inc.(4)

(1)	An indeterminate aggregate principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	CBS Corporation (formerly known as Viacom Inc.) previously paid $478,750 of filing fees in connection with $1,915,000,000 of securities that were previously registered, but were not sold, pursuant to Registration Statement No. 333-62052 (the “Prior Registration Statement”), of CBS Corporation and CBS Operations Inc. (formerly known as Viacom International Inc.), which Prior Registration Statement was initially filed on May 31, 2001 and amended from time to time thereafter. The filing fee for the securities registered on the Prior Registration Statement had previously been paid on December 26, 2000 in connection with the filing of Registration Statement No. 333-52728. On December 31, 2005, the former Viacom Inc. separated into two publicly traded companies; the existing company, which was renamed CBS Corporation, and a new company, which was named Viacom Inc. CBS Corporation has previously offered $1,000,000,000 of such securities under this Registration Statement. After application of the filing fee due for these offerings, $228,750 remains available for future filing fees with respect to $915,000,000 of such unsold securities. Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities and the Prior Registration Statement was terminated effective upon the initial filing of this Registration Statement. In accordance with Rules 456(b) and 457(r), CBS Corporation is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced prepaid filing fees.

(3)	The Class B Common Stock registered hereunder is only for resale by one or more selling security holders.

(4)	As may be issued in connection with senior debt securities, senior subordinated debt securities or preferred stock of CBS Corporation.

EXPLANATORY NOTE
          This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-154962) of the registrant filed with the Securities and Exchange Commission on November 3, 2008 (the “Registration Statement”) hereby amends the Registration Statement to register the registrant’s Class B Common Stock for resale by one or more selling security holders.

Prospectus

CBS CORPORATION

Certain securities of which are unconditionally guaranteed by CBS Operations Inc. (a wholly owned subsidiary of CBS Corporation).

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:

Senior debt securities

Senior subordinated debt securities

Preferred stock

Warrants representing rights to purchase senior debt securities, senior subordinated debt securities or preferred stock of CBS Corporation

The senior debt securities, senior subordinated debt securities and preferred stock of CBS Corporation may be convertible into Class B Common Stock

Class B Common Stock of CBS Corporation for resale by one or more selling security holders

Our Class B Common Stock is listed on the New York Stock Exchange under the trading symbol “CBS”.

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 4 of this prospectus.

When we offer securities we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that CBS Corporation (together with its consolidated subsidiaries unless the context otherwise requires, the “Company”) has filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time over the next three years, sell any combination of the securities described in this prospectus in one or more offerings.

In this prospectus we use the terms “we,” “us,” and “our” to refer to CBS Corporation. References to “CBS Operations” are references to CBS Operations Inc. References to “senior debt securities” are references to the senior debt securities that may be issued under the senior indenture; references to “senior subordinated debt securities” are references to the senior subordinated debt securities that may be issued under the senior subordinated indenture; and references to “debt securities” are references to the senior debt securities and the senior subordinated debt securities, collectively. References to “securities” includes any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither CBS Corporation nor CBS Operations has authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely upon it. Neither CBS Corporation nor CBS Operations is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or such supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CBS Corporation files annual, quarterly and special reports, proxy and information statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

The SEC also maintains a website that contains reports, proxy and information statements and other information that CBS Corporation files electronically with the SEC. The address of that website is www.sec.gov.

Our Class A Common Stock and Class B Common Stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange. In accordance with United States (“U.S.”) securities laws, CBS Operations is not obligated to file annual, quarterly and special reports, proxy and information statements and other information with the SEC. Accordingly, CBS Operations does not file separate financial statements with the SEC and does not independently publish its financial statements. CBS Operations’ financial condition, results of operations and cash flows are consolidated into the financial statements of CBS Corporation.

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including filings made after the date of the post-effective amendment to the registration statement, to the extent not superseded, until the offering of the particular securities covered by a prospectus supplement has been completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009;

•	Our Definitive Proxy Statement on Schedule 14A filed April 24, 2009, as amended on April 27, 2009;

•	Our Current Reports on Form 8-K filed on February 18, 2009 (only SEC accession number 0001104659-09-010523), May 5, 2009, May 13, 2009, June 2, 2009, June 10, 2009, June 23, 2009, July 29, 2009, September 18, 2009 and October 2, 2009; and

•	The description of our Class B Common Stock contained on Form 8-A/A filed with the SEC on November 23, 2005.

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning CBS Corporation at the following address or telephone number:

CBS Corporation
51 West 52nd Street
New York, New York 10019
Attention: Investor Relations
Telephone: 1-877-CBS-0787

THE COMPANY

CBS Corporation is a mass media company with operations in the following segments:

•	TELEVISION: The Television segment consists of CBS Television, comprised of the CBS® Television Network, the Company’s 30 owned broadcast television stations, CBS Television Studios and CBS Television Distribution, the Company’s television production and syndication operations; Showtime® Networks, the Company’s premium subscription television program services; and CBS College Sports Networktm, the Company’s cable network devoted to college athletics.

•	RADIO: The Radio segment owns and operates 130 radio stations in 28 U.S. markets through CBS Radio®.

•	OUTDOOR: The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage principally through CBS Outdoor® and in retail stores through CBS Outernettm.

•	INTERACTIVE: The Interactive segment is the Company’s online content network for information relating to technology, entertainment, sports, news, business, gaming and music. CBS Interactive’s brands include CNET®, CBS.comtm, CBSSports.comtm, GameSpot®, TV.comtm, BNETtm and Last.fm®.

•	PUBLISHING: The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster ®, Pocket Books ®, Scribner ® and Free Press tm.

We were organized under the laws of the State of Delaware in 1986. Our principal offices are located at 51 West 52nd Street, New York, New York 10019, our telephone number is (212) 975-4321 and our website address is www.cbscorporation.com. However, the information contained in or connected to our website is not part of this prospectus.

THE GUARANTOR

CBS Operations, the guarantor of the debt securities and the preferred stock, if any guarantees are issued, was organized under the laws of the State of Delaware in 1995 and has its corporate headquarters at 51 West 52nd Street, New York, New York 10019. CBS Operations has 100 shares of common stock, par value $.01 per share, outstanding, all of which are held by CBS Corporation. CBS Operations operates a full power broadcast television station in Tampa, Florida and a low power broadcast television station in Indianapolis, Indiana. The direct and indirect subsidiaries of CBS Operations operate Showtime® Networks, Simon & Schuster, CBS Television Studios and eleven full power broadcast television stations. In addition, one of such subsidiaries holds the partnership interest in The CW, a broadcast network that launched in Fall 2006.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find Additional Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges of CBS Corporation for the periods indicated.

For purposes of computing the following ratio of earnings to fixed charges, earnings represents earnings (loss) from continuing operations before income taxes, equity in earnings (loss) of investee companies, and fixed charges, adjusted for inclusion of distributions from investee companies. Fixed charges represent interest expense, net of capitalized interest, and such portion of rental expense that represents an appropriate interest factor.

	Six Months Ended June 30,			Year Ended December 31,
	2009		2008	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	1.1	x	3.8 x	Note a	3.8 x	4.0 x	Note a	Note a

Note (a):	Earnings are inadequate to cover fixed charges by $12.57 billion in 2008, $7.55 billion in 2005 and $15.84 billion in 2004 due to the non-cash impairment charges of $14.18 billion in 2008, $9.48 billion in 2005 and $18.0 billion in 2004.

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us through this prospectus and the accompanying prospectus supplement(s) for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, acquisitions and stock repurchases. We will not receive any proceeds from the resale of Class B Common Stock by one or more selling security holders.

DESCRIPTION OF THE DEBT SECURITIES

The following description of CBS Corporation’s debt securities to be issued under the debt indentures summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The following description also describes the specific terms of CBS Corporation’s debt securities and the extent, if any, to which the general provisions summarized may apply to any series of its debt securities in the prospectus supplement relating to such series. References to “senior debt securities” are references to the senior debt securities that may be issued under the senior indenture; references to “senior subordinated debt securities” are references to the senior subordinated debt securities that may be issued under the senior subordinated indenture; and references to “debt securities” are references to both the senior debt securities and the senior subordinated debt securities.

CBS Corporation may issue its senior debt securities from time to time, in one or more series under a senior indenture, between CBS Corporation, CBS Operations and The Bank of New York Mellon, as senior trustee, or another senior trustee named in a prospectus supplement. We refer to this indenture as the “senior indenture.” The senior indenture is filed as an exhibit to the registration statement of which this prospectus is a part. CBS Corporation may issue its senior subordinated debt securities from time to time, in one or more series under a senior subordinated indenture, between CBS Corporation, CBS Operations and The Bank of New York Mellon, as senior subordinated trustee, or another senior subordinated trustee named in a prospectus supplement. We refer to this indenture as the “senior subordinated indenture.” A form of the senior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Together the senior indenture and the senior subordinated indenture are referred to as the “debt indentures.” The trustee under the senior indenture is called the “senior debt trustee” and the trustee under the senior subordinated indenture is called the “senior subordinated debt trustee.” Together the senior debt trustee and the senior subordinated debt trustee are called the “debt trustees.”

Neither of the indentures limit the amount of debt securities that may be issued. The applicable indenture provides that debt securities may be issued up to an aggregate principal amount authorized by CBS Corporation and may be payable in any currency or currency unit designated by CBS Corporation.

General

CBS Corporation will issue debt securities from time to time and may offer its debt securities on terms determined by market conditions at the time of their sale. CBS Corporation may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. CBS Corporation will describe the material federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which CBS Corporation will issue the debt securities;

•	the date or dates on which the debt securities will mature;

•	the annual interest rate or rates of the debt securities, or the method of determining the rate or rates;

•	the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

•	whether the debt securities will be guaranteed by CBS Operations;

•	the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

•	the currency, currencies or currency units for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

•	if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at CBS Corporation’s election or the purchaser’s election, the manner in which the election may be made;

•	if the amount of payments on the debt securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

•	the terms and conditions upon which the debt securities may be convertible into or exchanged for common stock, preferred stock, or indebtedness or other securities of any person, including CBS Corporation;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the applicable debt indenture.

If CBS Corporation sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, any material federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement.

Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable debt trustee in New York, New York. However, CBS Corporation may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the debt trustee, CBS Corporation or its agents.

Unless specified otherwise in a prospectus supplement, CBS Corporation will issue the debt securities in registered form and in denominations of $1,000 and any integral multiple of $1,000. Bearer securities, other than those issued in global form, will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of any debt securities, but CBS Corporation may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

CBS Corporation’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any CBS Corporation subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that CBS Corporation’s claims as a creditor of the subsidiary may be recognized.

Guarantees

CBS Operations may unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and any interest on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the debt securities will be endorsed on the debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by CBS Operations. The applicable debt indentures provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of CBS Operations under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (x) a guarantee was incurred by CBS Operations with the intent to hinder, delay or defraud any present or future creditor or (y) CBS Operations did not receive fair consideration or reasonably equivalent value for issuing its guarantee and CBS Operations (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of CBS Operations constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of CBS Operations’ other creditors. To the extent any guarantee issued by CBS Operations was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by CBS Operations could cease to have any claim against CBS Operations and would be creditors solely of CBS Corporation.

We and CBS Operations believe that the issuances of the guarantees by CBS Operations are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior debt securities and senior subordinated securities and, if applicable, the related guarantees, neither our counsel, counsel for CBS Operations nor counsel for any initial purchaser will express any opinion as to federal or state laws relating to fraudulent transfers.

Ranking

The senior debt securities will be unsecured senior obligations of CBS Corporation and will rank equally in right of payment with all of CBS Corporation’s other unsecured and unsubordinated indebtedness. The guarantees on the senior debt securities will be unsecured senior obligations of CBS Operations and will rank equally in right of payment with all of CBS Operations’ other unsecured and unsubordinated indebtedness.

The senior subordinated debt securities will be unsecured senior subordinated obligations of CBS Corporation and will be subordinated in right of payment to CBS Corporation’s senior indebtedness. The guarantees on the senior subordinated debt securities will be unsecured senior subordinated obligations of CBS Operations and will be subordinated in right of payment to CBS Operations’ senior indebtedness.

The debt securities and the guarantees will be effectively subordinated to any secured indebtedness of CBS Corporation or CBS Operations, as the case may be, to the extent of the value of the assets securing such indebtedness. The debt indentures do not limit the amount of debt that CBS Corporation, CBS Operations or their respective subsidiaries can incur.

In addition, both CBS Corporation and CBS Operations conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of CBS Corporation and CBS Operations are a major source of funds necessary to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as subsidiaries’ financial conditions and operating requirements, may limit the ability of CBS Corporation or CBS Operations to obtain cash required to pay CBS Corporation’s debt service obligations, including payments on the debt securities, or CBS Operations’ payment obligations under the guarantees. The debt securities (whether senior or subordinated obligations of CBS Corporation) will be structurally subordinated to all obligations of CBS Corporation’s subsidiaries (other than CBS Operations, to the extent such debt securities are guaranteed), including claims with respect to trade payables. The guarantees (whether senior or subordinated obligations of CBS Operations) will be structurally subordinated to all obligations of CBS Operations’ subsidiaries, including claims with respect to trade payables. This means that holders of the debt securities of CBS Corporation will have a junior position to the claims of creditors of CBS Corporation’s subsidiaries (other than CBS Operations, to the extent such debt securities are guaranteed) on the assets and earnings of such subsidiaries. Holders of guarantees of CBS Operations, if any, will have a junior position to the claims of creditors of CBS Operations’ subsidiaries on the assets and earnings of such subsidiaries and will have no claim by virtue of such guarantees against CBS Corporation or any subsidiary of CBS Corporation that is not a subsidiary of CBS Operations. As of June 30, 2009, CBS Corporation’s direct and indirect subsidiaries, other than CBS Operations, had approximately $167.3 million of indebtedness outstanding, while CBS Operations’ direct and indirect subsidiaries had approximately $84.4 million of indebtedness outstanding.

Global Securities

CBS Corporation may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. CBS Corporation may issue global securities in fully registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part, for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.

The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by CBS Corporation if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

•	the applicable depositary or its nominee, with respect to interests of depositary participants; and

•	the records of depositary participants, with respect to interests of persons other than depositary participants.

The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable debt indenture. Except as provided below, owners of beneficial interests in a global security will:

•	not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

•	not receive or be entitled to receive physical delivery of any debt security of that series in definitive form; and

•	not be considered the owners or holders thereof under the applicable debt indenture governing the debt securities.

Further Issues

Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders, for issuances of additional debt securities of such series.

Payment and Paying Agents

Payments of principal of, any premium on, and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither CBS Corporation, the debt trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CBS Corporation expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. CBS Corporation also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets

Under the terms of the debt indentures, CBS Corporation and CBS Operations generally would be permitted to consolidate or merge with another entity or to sell all or substantially all of our respective assets to another entity, subject to CBS Corporation and CBS Operations meeting all of the following conditions:

•	the surviving entity to the transaction must be a corporation organized under the laws of a state of the United States;

•	the resulting entity (other than CBS Corporation or CBS Operations) must agree through a supplemental indenture to be legally responsible for the debt securities;

•	immediately following the consolidation, merger, sale or conveyance, no Event of Default (as defined below) shall have occurred and be continuing;

•	CBS Corporation or CBS Operations, as the case may be, must deliver certain certificates and documents to the debt trustee; and

•	CBS Corporation and CBS Operations, if applicable, must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

We and CBS Operations may merge or consolidate with, or sell all or substantially all of our assets to each other or any of our Subsidiaries. When we make reference in this section to the sale of “all or substantially all of our assets,” we mean property and assets generating revenues representing, in the aggregate, at least 80% of our total consolidated revenues.

In the event that CBS Corporation or CBS Operations consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for CBS Corporation or CBS Operations, as the case may be, under the debt indentures and CBS Corporation or CBS Operations, as the case may be, shall be discharged from all of its obligations under the debt indentures.

Limitations on Liens

We covenant in the debt indentures that we will not create, assume or permit any Lien on any of our properties or assets, unless we secure the debt securities at least equally and ratably to the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale and leaseback arrangement. See “— Limitations on Sale and Leaseback Transactions” below. The restrictions do not apply to Capitalized Leases or Indebtedness that is secured by:

•	Liens existing, in the case of any debt securities, on the date such debt securities are issued;

•	Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition, merger or consolidation);

•	Liens in favor of us or our Subsidiaries; and

•	Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

We covenant in the debt indentures that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date the debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by us or the Restricted Subsidiary to the person unless:

•	the sale and leaseback arrangement involves a lease for a term of not more than three years;

•	the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

•	we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under “Limitations on Liens” without having to secure equally and ratably the debt securities;

•	the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by our board of directors in good faith) of the property and we apply within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the debt securities and that is not debt to us or a Subsidiary, or (ii) the purchase or development of other comparable property; or

•	the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

The term “Attributable Debt”, with regard to a sale and leaseback arrangement of a Principal Property, is defined in the debt indentures as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our board of directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the debt indentures.

The term “Principal Property” is defined in the debt indentures to include any parcel of our or our Restricted Subsidiaries’ real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term “Principal Property” does not include any telecommunications equipment or parcels of real property and related fixtures or improvements that are determined in good faith by our board of directors not to be of material importance to our and our Subsidiaries’ total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

Defaults and Remedies

Holders of debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the debt securities of that series, as described below.

The term “Event of Default” in respect of the debt securities of a particular series means any of the following:

•	CBS Corporation does not pay interest on a debt security of such series within 30 days of its due date;

•	CBS Corporation does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration or redemption;

•	CBS Corporation remains in breach of a covenant or warranty in respect of the senior indenture for 60 days after CBS Corporation receives a written notice of default; the notice must be sent by either the debt trustee or holders of at least 25% in principal amount of a series of outstanding debt securities; or

•	CBS Corporation or CBS Operations, if guarantees are issued, files for bankruptcy, or other events of bankruptcy specified in the applicable debt indenture, insolvency or reorganization occur.

If an Event of Default has occurred, the debt trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire unpaid principal amount (and premium, if any) of, and all the accrued interest on, the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the debt trustee or any holder of debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may also waive certain past defaults under the debt indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of debt securities and the debt trustee.

Except in cases of default, where the debt trustee has special duties, a debt trustee is not required to take any action under a debt indenture at the request of holders unless the holders offer the debt trustee reasonable protection from expenses and liability satisfactory to the debt trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the debt trustee. The debt trustee may refuse to follow those directions in certain circumstances specified in the applicable debt indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders are allowed to bypass the debt trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:

•	holders must give the debt trustee written notice that an Event of Default has occurred and remains uncured;

•	holders of at least 25% in principal amount of the outstanding debt securities of a series must make a written request that the debt trustee take action because of the default and must offer the debt trustee indemnity satisfactory to the debt trustee against the cost and other liabilities of taking that action;

•	the debt trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

•	holders of a majority in principal amount of the debt securities of a series must not have given the debt trustee a direction inconsistent with the above notice for a period of 60 days after the debt trustee has received the notice.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.

Modification of the Debt Indentures

The debt indentures provide that CBS Corporation, CBS Operations, if applicable, and the debt trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	adding to CBS Corporation’s or CBS Operations’ covenants;

•	adding additional events of default;

•	changing or eliminating any provisions of the debt indenture so long as there are no holders entitled to the benefit of the provisions;

•	establishing the form or terms of any series of debt securities; or

•	curing ambiguities or inconsistencies in the debt indenture or making any other provisions with respect to matters or questions arising under the debt indentures.

With specific exceptions, the debt indentures or the rights of the holders of the debt securities may be modified by CBS Corporation, CBS Operations and the debt trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holders of each outstanding debt security affected which would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on, any debt security;

•	change the terms of any sinking fund with respect to any debt security;

•	reduce the principal amount of, or the interest or any premium on, any debt security upon redemption or repayment at the option of the holder;

•	change any obligation of CBS Corporation to pay additional amounts;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

•	impair the right to sue for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of a debt indenture or specific defaults and their consequences provided for in the debt indenture, or otherwise modify the sections in the debt indenture relating to these consents; or

•	reduce the obligations of CBS Operations, if any, in respect of the due and punctual payment of principal, premium and interest, if any.

Meetings

The debt indentures contain provisions for convening meetings of the holders of the debt securities of any or all series. Specific terms related to such meetings of the holders are described in the debt indentures.

Defeasance and Covenant Defeasance

CBS Corporation may elect either (i) to defease and be discharged (and, if applicable, to have CBS Operations defeased and discharged) from any and all obligations with respect to the debt securities (except as otherwise provided in the debt indentures) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the debt indentures (“covenant defeasance”), upon the deposit with the debt trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, CBS Corporation must deliver to the debt trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the debt indentures.

CBS Corporation may exercise its defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If CBS Corporation exercises its defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default and the guarantees relating to such debt securities will cease to exist. If CBS Corporation exercises its covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which CBS Corporation is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

CBS Corporation, CBS Operations, as guarantor, the debt trustees and any agent of ours, may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

We will replace any mutilated debt security at the expense of the holders upon surrender to the trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity or security satisfactory to us and the debt trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The debt indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debt Trustees

CBS Corporation will identify the debt trustees in the relevant prospectus supplement. In specific instances, CBS Corporation or the holders of a majority of the then outstanding principal amount of the debt securities issued under a debt indenture may remove the debt trustee and appoint a successor trustee. The debt trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the debt trustee. The debt trustee and any successor trustee must be eligible to act as trustee under the Section 310(a)(1) of the Trust Indenture Act of 1939 and shall have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the debt trustee may also serve as trustee under other indentures relating to securities issued by CBS Corporation or its affiliated companies and may engage in commercial transactions with CBS Corporation and its affiliated companies. The initial debt trustee under each debt indenture is The Bank of New York Mellon.

Senior Debt Securities

CBS Corporation will describe the specific terms of the senior debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its senior debt securities in the prospectus supplement relating to that series.

Senior Subordinated Debt Securities

In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of CBS Corporation’s senior subordinated debt securities summarizes the additional terms and provisions of its senior subordinated debt securities to which any prospectus supplement may relate. The specific terms of CBS Corporation’s senior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of senior subordinated debt securities will be described in the prospectus supplement relating to that series.

Subordination.  The senior subordinated debt securities will be subordinated in right of payment to CBS Corporation’s senior indebtedness to the extent set forth in the applicable prospectus supplement.

The payment of the principal of, premium, if any, and interest on the senior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of CBS Corporation’s senior indebtedness. CBS Corporation may not make payment of principal of, premium, if any, or interest on the senior subordinated debt securities and may not acquire, or make payment on account of any sinking fund for, the senior subordinated debt securities unless full payment of amounts then due for principal, premium, if any, and interest on all senior indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the senior subordinated indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity of that senior indebtedness, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the senior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the senior subordinated debt securities may be made. CBS Corporation will give prompt written notice to the senior subordinated trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. The senior subordinated indenture provisions described in this paragraph, however, do not prevent CBS Corporation from making a sinking fund payment with senior subordinated debt securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with CBS Corporation’s dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the senior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of CBS Corporation’s insolvency, holders of the senior subordinated debt securities may recover ratably less than the holders of CBS Corporation’s senior indebtedness.

For purposes of the description of the senior subordinated debt securities, the term “Senior Indebtedness” of the Company or the Guarantor, as the case may be, means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the senior subordinated indenture or incurred or created after the execution:

•	indebtedness for money borrowed by it, or evidenced by securities, other than the senior subordinated debt securities or any other indebtedness which is subordinate to the senior subordinated debt securities;

•	obligations with respect to letters of credit;

•	indebtedness constituting a guarantee of indebtedness of others, other than any subordinated guarantees;

•	obligations under Capitalized Leases (other than telecommunications equipment, including satellite transponders);

•	any obligation of a third party if secured by a lien on assets; or

•	renewals, extensions or refundings of any of the indebtedness referred to in the preceding bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the senior subordinated debt securities.

Senior Indebtedness of the Company or the Guarantor, as the case may be, will not include any obligation of the Company or the Guarantor (i) to any subsidiary of the Company or the Guarantor or to any person with respect to which the Company or the Guarantor is a subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

As of June 30, 2009, CBS Corporation’s Senior Indebtedness totaled approximately $6.9 billion, and CBS Operations had no Senior Indebtedness, other than its guarantees of the senior debt of CBS Corporation, all of which is fully and unconditionally guaranteed by CBS Operations.

Certain Definitions

The following definitions are applicable to the debt indentures:

“Capitalized Lease” means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Indebtedness” of any person means, without duplication (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that “Indebtedness” of such person shall not include any obligation of such person (i) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to CBS Corporation, the term “Indebtedness” also includes any obligation of CBS Operations specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by CBS Corporation.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Restricted Subsidiary” means a corporation, all of the outstanding voting stock of which is owned, directly or indirectly, by CBS Corporation or by one or more of its Subsidiaries, or by CBS Corporation and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.

“Subsidiary” of any person means (i) a corporation, a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock which CBS Corporation may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, CBS Corporation’s amended and restated certificate of incorporation and amended and restated bylaws, the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock, and the Delaware General Corporation Law (the “DGCL”). Copies of our amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see the section entitled “Where You Can Find Additional Information.” You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.

Terms of the Preferred Stock

Under CBS Corporation’s amended and restated certificate of incorporation, CBS Corporation is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The board of directors has the authority, without the approval of stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, and to fix the number of shares and the designations, preferences and relative, participating, optional, dividend and other special rights and qualifications, limitations, restrictions, conditions and other characteristics of each series. As of September 30, 2009, CBS Corporation had 25,000,000 shares of preferred stock available for issuance.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price or prices;

•	the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the restated certificate of incorporation.

The board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could have an adverse impact on the rights of the holders of Class A Common Stock and Class B Common Stock, including, without limitation, their voting power. However, the board of directors may not issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the board of directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of CBS Corporation or the removal of the existing management. There are no present plans to issue any shares of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

CBS Corporation’s rights and the rights of holders of CBS Corporation securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of CBS Corporation upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent CBS Corporation may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the board of directors of CBS Corporation or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the board of directors of CBS Corporation or a duly authorized committee of the board of directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, CBS Corporation will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, CBS Corporation may not declare dividends or pay or set aside for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of CBS Corporation or other capital stock of CBS Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation, and other than in connection with the distribution or trading of any of its capital stock, CBS Corporation may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of CBS Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of CBS Corporation, the holders of the preferred stock will have preference and priority over the common stock of CBS Corporation and any other class of stock of CBS Corporation ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of CBS Corporation or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, CBS Corporation may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement.

If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the board of directors of CBS Corporation or a duly authorized committee of the board of directors. From and after the redemption date, unless CBS Corporation is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

DESCRIPTION OF COMMON STOCK

Terms of the Common Stock

The following description sets forth certain general terms of our common stock. The following description is not meant to be complete and is qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws and the DGCL. Copies of our amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see the section entitled “Where You Can Find Additional Information.” You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.

The authorized common stock of CBS Corporation as set forth in our amended and restated certificate of incorporation consists of 375,000,000 shares of CBS Corporation Class A Common Stock, par value $0.001 per share, and 5,000,000,000 shares of CBS Corporation Class B Common Stock, par value $0.001 per share. CBS Corporation is not registering Class A Common Stock with the SEC and is therefore not permitted to offer or sell any shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part. CBS Corporation is only registering with the SEC shares of Class B Common Stock as may be from time to time issued upon conversion of senior debt securities, senior subordinated debt securities or preferred stock and Class B Common Stock for resale by or one or more selling security holders to be identified in a prospectus supplement.

As of September 30, 2009, there were approximately 619.7 million shares of our Class B Common Stock issued and outstanding.

All issued and outstanding shares of Class A Common Stock and Class B Common Stock are identical and the holders of such shares are entitled to the same rights and privileges, except as provided in the amended and restated certificate of incorporation as described below.

Voting Rights

Holders of Class A Common Stock are entitled to one vote per share with respect to all matters on which the holders of common stock are entitled to vote and the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting separately as a class, will be necessary to approve any merger or consolidation of CBS Corporation pursuant to which shares of common stock are converted into or exchanged for any other securities or consideration.

Holders of Class B Common Stock will not have any voting rights, except as required by Delaware law.

Generally, all matters to be voted on by the stockholders of CBS Corporation must be approved by a majority of the aggregate voting power of the shares of capital stock of CBS Corporation present in person or represented by proxy, except as required by Delaware law.

Dividends

Holders of Class A Common Stock and Class B Common Stock will share ratably in any cash dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. If the board of directors declares a dividend of any securities of CBS Corporation or another entity, the board of directors will determine whether the holders of Class A Common Stock and Class B Common Stock are to receive identical securities or to receive different classes or series of securities, but only to the extent such differences are consistent in all material respects with any differences between Class A Common Stock and Class B Common Stock.

Conversion

So long as there are 5,000 shares of Class A Common Stock outstanding, each share of Class A Common Stock will be convertible at the option of the holder of such share into one share of Class B Common Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of CBS Corporation, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distributions to holders of shares of common stock subject to the preferential rights of any outstanding preferred stock.

Split, Subdivision or Combination

In the event of a split, subdivision or combination of the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of common stock will be divided proportionally.

Preemptive Rights

Shares of Class A Common Stock and Class B Common Stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of CBS Corporation. The board of directors possesses the power to issue shares of authorized but unissued Class A Common Stock and Class B Common Stock without further stockholder action, subject to the requirements of applicable law and stock exchanges. The number of authorized shares of Class A Common Stock and Class B Common Stock could be increased with the approval of the holders of a majority of the outstanding shares of Class A Common Stock and without any action by the holders of shares of Class B Common Stock.

Other Rights

The amended and restated certificate of incorporation provides that CBS Corporation may prohibit the ownership of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of U.S. laws or regulations applicable to specified types of media companies.

Listing

Our Class A Common Stock and Class B Common Stock are listed on the New York Stock Exchange under the symbols “CBS.A” and “CBS,” respectively.

DESCRIPTION OF WARRANTS

CBS Corporation may issue warrants for the purchase of its senior debt securities, senior subordinated debt securities or preferred stock. The warrants may be co-issued by CBS Operations when the securities with respect to which the warrants are issued will be guaranteed by CBS Operations. Warrants may be issued independently or together with any senior debt securities, senior subordinated debt securities or preferred stock offered by any prospectus supplement and may be attached to or separate from senior debt securities, senior subordinated debt securities or preferred stock. The warrants are to be issued under warrant agreements to be entered into among CBS Corporation, CBS Operations as co-issuer, if applicable, and The Bank of New York Mellon, as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of CBS Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the currency, currencies or currency units for which warrants may be purchased;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of senior debt securities or senior subordinated debt securities purchasable upon exercise of the debt warrants and the price at which the senior debt securities or senior subordinated debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which the shares of preferred stock may be purchased upon such exercise;

•	if applicable, the designation and terms of senior debt securities, senior subordinated debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each senior debt securities, senior subordinated debt securities or preferred stock;

•	if applicable, the date on and after which the warrants and the related senior debt securities, senior subordinated debt securities or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise, including the right to receive payments of principal of, any premium on, or any interest on, senior debt securities or senior subordinated debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to receive payments of dividends, if any, on the preferred stock purchasable upon their exercise or to exercise any applicable right to vote. If CBS Corporation maintains the ability to reduce the exercise price of any preferred stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of senior debt securities, senior subordinated debt securities or a number of shares of preferred stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which CBS Corporation may extend the expiration date, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the senior debt securities, senior subordinated debt securities or preferred stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CBS Corporation will, as soon as practicable, issue and deliver the senior debt securities, senior subordinated debt securities or shares of preferred stock purchasable upon the exercise, and, if applicable, CBS Operations will issue guarantees relating to those securities. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, or a combination, subdivision or reclassification of preferred stock. In lieu of adjusting the number of shares of preferred stock purchasable upon exercise of each stock warrant, CBS Corporation may elect to adjust the number of preferred stock warrants. No adjustment in the number of shares purchasable upon exercise of the preferred stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. CBS Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of preferred stock warrants, but CBS Corporation will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of CBS Corporation as an entirety or substantially as an entirety, the holder of each outstanding preferred stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of preferred stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its shareholders, with respect to either CBS Corporation or CBS Operations.

PLAN OF DISTRIBUTION

We, or one or more selling security holders to be identified in a prospectus supplement, may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we or one or more selling security holders will receive from the sale, as the case may be;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we or one or more selling security holders use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We, or one or more selling security holders, may sell offered securities through agents designated by us or such selling security holders, as the case may be, from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We, or one or more selling security holders, as the case may be, also may sell offered securities directly.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us or one or more selling security holders, as the case may be, and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 5110 of the Conduct Rules of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

We, or one or more selling security holders, as the case may be, may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

We, or one or more selling security holders, as the case may be, may authorize underwriters, dealers and agents to solicit offers by certain types of institutions to purchase securities from us or such selling security holders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

In order to facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us or one or more selling security holders for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, our outside counsel, will pass upon the validity of the offered securities for us and for CBS Operations, except for the Class B Common Stock for resale by one or more selling security holders. Louis J. Briskman, Esq., our general counsel, will pass upon the validity of the Class B Common Stock for resale by one or more selling security holders. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of CBS Corporation incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses Of Issuance And Distribution.
          The following table sets forth the estimated costs and expenses payable by CBS Corporation in connection with the sale of the securities being registered hereby.

Registration fee(1)	$—
Legal fees and expenses	250,000
Printing	500,000
Trustee fees	100,000
Rating agency fees	1,000,000
Accounting fees and expenses	550,000
Miscellaneous	100,000
TOTAL	$2,500,000

(1)	To be paid on pay as we go basis.
Item 15. Indemnification Of Directors And Officers.
          CBS Corporation is incorporated in the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Our Amended and Restated Certificate of Incorporation (the “CBS Charter”) contains provisions that eliminate directors’ personal liability, in certain circumstances.
          Pursuant to the CBS Charter and our Amended and Restated Bylaws (the “CBS Bylaws”), CBS Corporation shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of CBS Corporation, or is or was serving at the request of CBS Corporation as a director, officer or employee (including a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, CBS Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors of CBS Corporation authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.
          Pursuant to the CBS Charter and the CBS Bylaws, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
          The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the CBS Charter and the CBS Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, CBS Corporation is authorized to enter into an agreement with any director, officer or employee of CBS Corporation providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of CBS Corporation, that arises by reason of the fact that such person is or was a director, officer or employee of CBS Corporation, or is or was serving at the request of CBS Corporation as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct. On September 15, 2009, our board of directors authorized the Company to enter into an indemnification agreement with each of our directors, which the Company and all its directors have since entered into, the form of which is filed in the Form 8-K dated September 18, 2009 and incorporated by reference hereto.
          CBS Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of CBS Corporation, or is or was serving at the request of CBS Corporation as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not CBS Corporation would have the power to indemnify him or her against such liability under the provisions of the CBS Charter. CBS Corporation has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.
Item 16. Exhibits.
          See Exhibit Index.
Item 17. Undertakings.
          The undersigned registrants hereby undertake:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however , that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
               (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
               (6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

               (7) If the securities to be registered are to be offered to existing security holders pursuant to warrants and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
               (8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
               (9) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of October 2009.

CBS CORPORATION
By:	/s/ JOSEPH R. IANNIELLO
	Name:	Joseph R. Ianniello
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LESLIE MOONVES Leslie Moonves	President and Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2009

/s/ JOSEPH R. IANNIELLO Joseph R. Ianniello	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2009

* Sumner M. Redstone	Executive Chairman of the Board and Founder	October 14, 2009

* David R. Andelman	Director	October 14, 2009

* Joseph A. Califano, Jr.	Director	October 14, 2009

* William S. Cohen	Director	October 14, 2009

* Gary L. Countryman	Director	October 14, 2009

* Charles K. Gifford	Director	October 14, 2009

Signature	Title	Date

*	Director	October 14, 2009
Leonard Goldberg

* Bruce S. Gordon	Director	October 14, 2009

* Linda M. Griego	Director	October 14, 2009

* Arnold Kopelson	Director	October 14, 2009

* Doug Morris	Director	October 14, 2009

* Shari Redstone	Director	October 14, 2009

* Frederic V. Salerno	Director	October 14, 2009

*By:	/s/ LOUIS J. BRISKMAN	October 14, 2009
Louis J. Briskman,
Attorney-in-fact for the Directors and Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of October 2009.

CBS OPERATIONS INC.
By:	/s/ JOSEPH R. IANNIELLO
	Name:	Joseph R. Ianniello
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LESLIE MOONVES Leslie Moonves	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2009

/s/ JOSEPH R. IANNIELLO Joseph R. Ianniello	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 14, 2009

/s/ LOUIS J. BRISKMAN Louis J. Briskman	Director	October 14, 2009

EXHIBIT INDEX

Exhibit No.		Document

4.1
Amended and Restated Senior Indenture dated as of November 3, 2008 between CBS Corporation, CBS Operations Inc., and The Bank of New York Mellon, as senior trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

4.2
Form of Senior Subordinated Indenture between CBS Corporation, CBS Operations Inc., and The Bank of New York Mellon, as senior subordinated trustee (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

4.3		Form of Debt Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

4.4
Form of Standard Stock Warrant Agreement (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

5.1
Opinion of Cravath, Swaine & Moore LLP regarding the senior debt securities, the senior subordinated debt securities, preferred stock, the guarantees, the warrants and the Class B Common Stock to be issued upon the conversion of the senior debt securities, the senior subordinated debt securities and preferred stock. (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

5.2	*	Opinion of Louis J. Briskman, Esq. regarding the Class B Common Stock to be resold by one or more selling security holders.

12.1
Statement regarding computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to CBS Corporation’s Quarterly Report on Form 10-Q (File No. 001-09553) for the quarter ended June 30, 2009, filed August 6, 2009).

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2		Consent of Cravath, Swaine & Moore LLP regarding the senior debt securities, the senior subordinated debt securities, preferred stock, the guarantees and the warrants (included in Exhibit 5.1).

23.3		Consent of Louis J. Briskman regarding the Class B Common Stock to be resold by one or more selling security holders (included in Exhibit 5.2).

25.1
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as senior trustee (incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

25.2
Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as senior subordinated trustee (incorporated herein by reference to Exhibit 25.2 to the Registration Statement on Form S-3 filed by CBS Corporation on November 3, 2008 (Registration No. 333-154962)).

*	Filed herewith.